EXHIBIT 99.3

The GSI Group, Inc.

Offer to Exchange

12% Senior Notes due 2013 that have been registered under the Securities Act of 1933 for any and all outstanding unregistered 12% Senior Notes due 2013

Pursuant to the Prospectus

dated [            ], 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                ], 2005, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION OF THE EXCHANGE OFFER.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated [            ], 2005 (the “Prospectus”) of The GSI Group, Inc., a Delaware corporation (the “Issuer”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Issuer’s offer (the “Exchange Offer”) to exchange its 12% Senior Notes due 2013 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 12% Senior Notes due 2013 (the “Original Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is as follows (PLEASE FILL IN AMOUNT):

$                                          12% Senior Notes due 2013.

With respect to the Exchange Offer, the undersigned hereby instructs you (PLEASE CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (PLEASE INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED (IF LESS THAN ALL)):

$                                          12% Senior Notes due 2013.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes that the undersigned receives will be acquired in the ordinary course of business, (ii) the undersigned has no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes, (iii) if the undersigned is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a Prospectus, as required by law, in connection with any resale of those Exchange Notes (see the Plan of Distribution), and (v) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuer or, if the undersigned is an affiliate, it will comply with any applicable registration and Prospectus delivery requirements of the Securities Act. The Issuer may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Issuer (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes during the period required by the Prospectus; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of Beneficial Owner(s)

Signature

Name(s) (Please Print)

Address

Telephone Number

Taxpayer Identification Number or Social Security Number

Date